UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2022

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2022, in connection with a previously announced public offering, Runway Growth Finance Corp. (the “Company”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Base Indenture, dated July 28, 2022, between the Company and the Trustee (together with the Second Supplemental Indenture, the “Indenture”). The Second Supplemental Indenture relates to the Company’s issuance, offer and sale of $51.75 million in aggregate principal amount of its 8.00% Notes due 2027 (the “Notes”).

The Notes will mature on December 31, 2027, unless previously redeemed or repurchased in accordance with their terms. The interest rate of the Notes is 8.00% per year and will be paid quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 2023. The Notes are the Company’s direct unsecured obligations and rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness, including the Company’s 4.25% Series 2021A Notes due 2026, the 7.50% Notes due 2027, and the 7.00% Series 2022A Senior Notes due 2027; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s Credit Agreement with KeyBank National Association (the “Credit Facility”); and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s existing or future subsidiaries, financing vehicles or similar facilities, including the Credit Facility.

The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after December 31, 2024, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of $25 per Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.

The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form N-2 (Registration No. 333-262146) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated November 30, 2022 and a final prospectus supplement dated November 30, 2022. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on December 7, 2022.

The Company intends to use the net proceeds from this offering to repay outstanding indebtedness under the Credit Facility. However, through re-borrowing of the initial repayments under the Credit Facility, the Company intends to use the net proceeds from this offering to make investments in accordance with its investment objective and strategies described in the prospectus supplement and the accompanying prospectus, to pay operating expenses and other cash obligations, and for general corporate purposes.

The foregoing descriptions of the Second Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Supplemental Indenture and the form of global note representing the Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated December 7, 2022, between Runway Growth Finance Corp. and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of Global Note with respect to the 8.00% Notes due 2027 (included in Exhibit 4.1 hereto)
5.1	Opinion of Dechert LLP
23.1	Consent of Dechert LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary